UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2017, Marchex, Inc., a Delaware corporation (the “Company” and “Marchex”) entered into Amendment No. 3 effective June 27, 2017 (the “Amendment No. 3”) to the Amended and Restated Lease with 520 Pike Street, Inc., a Delaware corporation (the “Landlord”), originally dated June 4, 2009 and as amended to date, with respect to the Company’s rental of office space in the 520 Pike Tower located at 520 Pike Street, Seattle, Washington.

Amendment No. 3 extends the terms of the lease for a period of eighty-four (84) months and provides for a new expiration date of March 31, 2025; provided, however, the Company has the option, subject to the satisfaction of certain conditions, including payment of a termination fee of approximately $671,000, to terminate the lease as of March 31, 2023.  Amendment No. 3 also provides as of September 1, 2017 that the leased premises shall be reduced to 36,091 rentable square feet.

Under Amendment No. 3, the Company is obligated to pay fixed rent at the approximate annual rate as follows: (i) $1,150,000 from September 1, 2017 – March 31, 2018; (ii) $1,440,000 from April 1, 2018 – March 31, 2019 ; (iii) $1,490,000 from April 1, 2019  – March 31, 2020; (iv) $1,530,000 from April 1, 2020 to March 31, 2021; (v) $1,580,000 from April 1, 2021 – March 31, 2022; (vi) $1,620,000 from April 1, 2022 – March 31, 2023; (vii) $1,670,000 from April 1, 2023 – March 31, 2024; and (viii) $1,720,000 from April 1, 2024 – March 31, 2025.

Per the terms of Amendment No. 3, the parties agreed as follows: (i) Landlord shall pay a sum of up to approximately $902,000 toward the cost of further alterations to the leased premises, (ii) the Company previously provided a cash security deposit in the amount of approximately $144,000 which such amount shall be returned to the Company on or before the prior extension date of March 31, 2018 (the “Extension Date”), and (iii) effective on the Extension Date, the Company shall provide Landlord with a letter of credit in the amount of approximately $575,000 which will be reduced by $100,000 on each anniversary of March 31st commencing March 31, 2019.

The description of Amendment No. 3 set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: June 30, 2017	By:	/s/ ETHAN CALDWELL
	Name:	Ethan Caldwell
	Title:	General Counsel, CAO and member of the Office of the CEO